UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2024

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

111 South Worcester Street
Norton, MA	02766
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 222-0614

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CPSH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2024, CPS Technologies Corp. (the Company”) appointed I. James Cavoli, 62, as a member of the Company’s Board of Directors.

Mr. Cavoli currently serves as President of Swagelok Company, a worldwide manufacturer of fluid system components and engineered assemblies. Mr. Cavoli was previously appointed Chief Operating Officer of Swagelok Company in 2020 and was subsequently appointed as President of Swagelok in 2021. Mr. Cavoli joined Swagelok in 2010 as Director, Strategic Sales, was appointed Vice President and Chief Financial Officer in 2014, and also served as Vice President, Distributor Support Services. Prior to joining Swagelok, Mr. Cavoli served as a captain in the U.S. Army, as a finance manager for Ford Motor Company, and as a general manager for Progressive Insurance. In 2004, Mr. Cavoli founded LS Insights, a national financial brokerage firm. Mr. Cavoli holds Bachelor of Science degrees in accounting and international management from Georgetown University and an M.B.A. from Harvard Business School.

Item 9.01         Financial Statements and Exhibits.

(d)                    Exhibits

Exhibit	Description
99.1	Press Release, dated December 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPS TECHNOLOGIES CORP.

Date: December 5, 2024	By:	/s/ Charles K. Griffith, Jr.
	Name:	Charles K. Griffith, Jr.
	Title:	Chief Financial Officer